Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of Qiao Xing Universal Telephone, Inc. and subsidiaries of our report dated June 29, 2007 relating to our audits of the consolidated financial statements included in the Annual Report on Form 20-F of Qiao Xing Universal Telephone, Inc. and subsidiaries for the year ended December 31, 2006.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of this Registration Statement.
/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
September 26, 2007